Exhibit 99.1

Reliance Global Group Announces Enhanced Terms for Pending Spetner Acquisition

Cash required to close reduced by over $2 million

Acquisition remains on track - anticipated to close in the second half of 2024.

LAKEWOOD, N.J., September 9, 2024 — Reliance Global Group, Inc. (Nasdaq: RELI; RELIW) (“Reliance”, “we” or the “Company”) today provided an update on the pending acquisition of Spetner Associates, including a significant reduction in the upfront cash payment required to close the transaction. The Company also reaffirmed that the transaction remains on track and is anticipated to close, as announced, in the second half of 2024.

Ezra Beyman, Chairman and CEO of Reliance Global Group, stated, “We are pleased to announce that we have revised the terms of the pending acquisition of Spetner Associates, reducing our upfront cash consideration to $5.5 million, from $8 million as originally contemplated. As such, we believe the new terms are substantially improved for our shareholders, and provide us greater flexibility in how we fund the transaction—in order to minimize dilution and maximize returns. We believe that the sellers’ willingness to accept less cash up front and a larger seller-financed note later reflects their confidence in the value of the combined entity, post-acquisition.”

“As we have previously stated, the transaction is surpassing our initial expectations. Since first announcing our plans, Spetner’s BenManage voluntary benefit insurance segment has experienced impressive growth, now covering over 85,000 employees, a significant increase from their 45,000 covered employees when the transaction was first announced. We could not be more excited about the continued growth in the underlying business as the acquisition is expected to nearly double our annual revenue to approximately $28 million, and meaningfully boost our Adjusted EBITDA.”

“We remain focused on our long-term goal of building a highly profitable business that generates strong returns for our shareholders. We believe this transformative acquisition will unlock significant opportunities aligned with our ‘OneFirm’ strategy. We remain committed to making Reliance a leading technology-driven company focused on sustainable profitability and enhanced shareholder value, and we expect the acquisition of Spetner Associates to greatly accelerate our growth trajectory.”

About Reliance Global Group, Inc.

Reliance Global Group, Inc. (NASDAQ: RELI; RELIW) is an InsurTech pioneer, leveraging artificial intelligence (AI), and cloud-based technologies, to transform and improve efficiencies in the insurance agency/brokerage industry. The Company’s business-to-business InsurTech platform, RELI Exchange, provides independent insurance agencies an entire suite of business development tools, enabling them to effectively compete with large-scale national insurance agencies, whilst reducing back-office cost and burden. The Company’s business-to-consumer platform, 5minuteinsure.com, utilizes AI and data mining, to provide competitive online insurance quotes within minutes to everyday consumers seeking to purchase auto, home, and life insurance. In addition, the Company operates its own portfolio of select retail “brick and mortar” insurance agencies which are leaders and pioneers in their respective regions throughout the United States, offering a wide variety of insurance products. Further information about the Company can be found at https://www.relianceglobalgroup.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions and include statements such as the Company having built a best-in-class InsurTech platform, making RELI Exchange an even more compelling value proposition and further accelerating growth of the platform, rolling out several other services in the near future to RELI Exchange agency partners, building RELI Exchange into the largest agency partner network in the U.S., the Company moving in the right direction and the Company’s highly scalable business model driving significant shareholder value. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission and elsewhere and risks as and uncertainties related to: the Company’s ability to generate the revenue anticipated and the ability to build the RELI Exchange into the largest agency partner network in the U.S., and the other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as the same may be updated from time to time. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, the Company’s Quarterly Reports on Form 10-Q, the Company’s Current Reports on Form 8-K and other subsequent filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Crescendo Communications, LLC

Tel: +1 (212) 671-1020

Email: RELI@crescendo-ir.com